Exhibit 99.1

         Staples, Inc. Reports Record Third Quarter Earnings;
   Earnings Per Share Increased 24 Percent and North American Retail
                  Comparable Sales Rose Four Percent

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 16, 2004--Staples, Inc. (Nasdaq:SPLS) announced today the results for its third quarter ended October 30, 2004. The company achieved net income of $209 million for the quarter, a 26 percent increase versus the third quarter of 2003. Earnings per share of $0.41, on a diluted basis, rose 24 percent compared to last year's third quarter.
    The company reported total sales for the quarter of $3.8 billion, an increase of 12 percent versus $3.4 billion reported for the same quarter in the prior year. North American Retail comparable sales increased four percent, driven by increased customer traffic, strong performance in furniture, office supplies and copy center, and a solid Back to School season. North American Delivery sales grew 13 percent, as continued marketing and sales force investments accelerated customer acquisition. European sales rose 24 percent or 15 percent in local currencies.
    "Staples' customers are responding positively to our strong execution and easy shopping experience, resulting in rapid market share gains," said Ron Sargent, Staples' president and chief executive officer. "Our team remains focused on improving customer service, differentiating our brand and investing in profitable growth to expand our market leadership."

    Third quarter highlights include:

    -- Total company operating margin improved 90 basis points year over year to 8.7 percent.

    -- North American Retail operating income improved 37 percent compared to the third quarter of 2003, benefiting from strong execution and expense control as well as continued strength in higher margin areas, including copy center and Staples brand products.

    -- North American Delivery operating income improved 15 percent compared to the third quarter of 2003, driven by record account acquisition and retention.

    -- The company generated $631 million in free cash flow year to date.

    --  Inventory turns improved by 34 basis points year over year to
        5.49 times.

    -- The previously announced European delivery acquisitions, Pressel and Malling Beck, the acquisition of 59 Office World retail stores in the United Kingdom, and our Chinese joint venture, OA365(China), closed during the quarter, increasing Staples' presence to 19 countries.

    Outlook

    For the fourth quarter ending January 29, 2005, the company expects to achieve earnings per share of $0.50. Staples anticipates low double-digit sales growth for the total company and low single-digit North American Retail comparable sales. In our North American Delivery business, the company expects low to mid-teens growth, and in our European business, sales growth in the high teens is expected.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products retailer. With 60,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2003 sales of $13 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 19 countries throughout North America, Europe and Asia. Headquartered outside of Boston, Staples operates approximately 1,600 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended July 31, 2004, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)



                                               October 30,
                                                   2004    January 31,
                                               (Unaudited)       2004
                                               ------------ ----------
ASSETS
Current assets:
  Cash and cash equivalents                     $1,113,492 $  457,465
  Short-term investments                           528,816    934,275
  Receivables, net                                 477,068    410,330
  Merchandise inventories, net                   1,633,774  1,465,989
  Deferred income taxes                             95,672     96,247
  Prepaid expenses and other current assets        134,321    114,598
                                                 ---------- ----------
    Total current assets                         3,983,143  3,478,904

Property and equipment:
  Land and buildings                               636,938    601,063
  Leasehold improvements                           746,069    692,837
  Equipment                                      1,112,821  1,045,605
  Furniture and fixtures                           586,627    533,104
                                                 ---------- ----------
    Total property and equipment                 3,082,455  2,872,609
  Less accumulated depreciation and
   amortization                                  1,549,113  1,367,308
                                                 ---------- ----------
    Net property and equipment                   1,533,342  1,505,301

  Lease acquisition costs, net of accumulated
   amortization                                     43,350     44,227
  Intangible assets, net of accumulated
   amortization                                    219,132    209,541
  Goodwill                                       1,290,395  1,202,007
  Other assets                                      82,709     63,066
                                                 ---------- ----------
    Total assets                                $7,152,071 $6,503,046
                                                 ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $1,394,355 $1,110,631
  Accrued expenses and other current
   liabilities                                     891,640    822,453
  Debt maturing within one year                    192,948    190,150
                                                 ---------- ----------
    Total current liabilities                    2,478,943  2,123,234

Long-term debt                                     565,575    567,433
Deferred tax liability                               2,432      7,563
Other long-term obligations                        171,529    141,916

Stockholders' equity:
  Preferred stock - $.01 par value, 5,000,000
   shares authorized; no shares issued                   -          -
  Common stock - $.0006 par value,
   2,100,000,000 shares authorized;
     issued 538,138,918 shares at
      October 30, 2004 and 527,121,843
      shares at January 31, 2004                       323        316
  Additional paid-in capital                     2,158,908  1,933,379
  Cumulative foreign currency translation
   adjustments                                     113,332     81,002
  Retained earnings                              2,566,839  2,209,302
  Less: treasury stock at cost, 40,534,442
   shares at October 30, 2004
   and 27,927,347 shares at January 31, 2004      (905,810)  (561,099)
                                                 ---------- ----------
    Total stockholders' equity                   3,933,592  3,662,900
                                                 ---------- ----------
     Total liabilities and stockholders' equity $7,152,071 $6,503,046
                                                 ========== ==========


                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)



                          (Unaudited)                (Unaudited)
                         13 Weeks Ended             39 Weeks Ended
                     ----------------------- -------------------------
                     October 30, November 1,  October 30,  November 1,
                           2004        2003         2004         2003
                     -----------  ----------   -----------  ----------

 Sales               $3,830,466  $3,434,763   $10,371,873  $9,353,830
 Cost of goods sold
  and occupancy
  costs               2,734,250   2,477,418     7,469,347   6,924,325
                      ----------  ----------   -----------  ----------
     Gross profit     1,096,216     957,345     2,902,526   2,429,505

 Operating and other
  expenses:
   Operating and
    selling             605,503     555,545     1,722,896   1,577,832
   Pre-opening            2,923       2,314         6,761       5,961
   General and
    administrative      153,748     130,422       436,734     382,289
   Amortization of
    intangibles           2,297       2,076         6,147       5,962
   Interest and
    other expense,
    net                   2,822       3,854        10,202      15,679
                      ----------  ----------   -----------  ----------
     Total operating
      and other
      expenses          767,293     694,211     2,182,740   1,987,723
                      ----------  ----------   -----------  ----------

    Income before
     income taxes       328,923     263,134       719,786     441,782
 Income tax expense     120,057      97,360       262,722     163,459
                      ----------  ----------   -----------  ----------
    Net income       $  208,866  $  165,774   $   457,064  $  278,323
                      ==========  ==========   ===========  ==========

 Earnings Per Share:

    Basic earnings
     per common
     share:          $     0.42  $     0.34   $      0.92  $     0.58
                      ==========  ==========   ===========  ==========

    Diluted earnings
     per common
     share:          $     0.41  $     0.33   $      0.90  $     0.57
                      ==========  ==========   ===========  ==========

    Number of shares
     used in
     computing basic
     earnings per
     common share:      494,525     491,049       494,753     480,642
                      ==========  ==========   ===========  ==========

    Number of shares
     used in
     computing
     diluted
     earnings per
     common share:      505,327     502,031       505,709     489,180
                      ==========  ==========   ===========  ==========

 Dividends declared
  and paid per
  common share                -           -   $      0.20           -
                      ==========  ==========   ===========  ==========


NOTE: Certain 2003 amounts have been reclassified to reflect changes in accounting for coupons as a result of EITF 03-10, which had no impact on net income.


                   STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)

                                                    (Unaudited)
                                                  39 Weeks Ended
                                              -----------------------
                                              October 30,  November 1,
                                                 2004        2003
                                              ----------- -----------
Operating Activities:
   Net income                                   $457,064    $278,323
   Adjustments to reconcile net income to
    net cash provided by operating activities:
        Depreciation and amortization            206,381     212,749
        Deferred tax benefit                       4,841     (36,597)
        Other                                     39,437      25,662
        Changes in assets and liabilities,
         net of companies acquired:
        Increase in receivables                  (49,656)    (34,192)
        Increase in merchandise inventories     (103,004)    (17,248)
        (Increase) decrease in prepaid
         expenses and other assets                (9,876)        219
        Increase in accounts payable             242,056     147,921
        Increase in accrued expenses and
         other liabilities                        39,282      30,141
        Increase in other long-term
         obligations                               5,087       7,944
                                              ----------- -----------
Net cash provided by operating activities        831,612     614,922

Investing Activities:
   Acquisition of property and equipment        (200,662)   (190,809)
   Acquisition of businesses, net of cash
    acquired                                     (86,390)     (2,910)
   Investment in joint venture                    (9,650)          -
   Purchases of short-term investments        (8,263,263) (5,210,550)
   Proceeds from the sale of short-term
    investments                                8,668,722   4,553,275
                                              ----------- -----------
Net cash provided by (used in) investing
 activities                                      108,757    (850,994)

Financing Activities:
   Proceeds from sale of capital stock           148,031     357,736
   Payments on borrowings                         (3,216)   (336,826)
   Purchase of treasury stock                   (344,711)     (4,287)
   Cash dividends paid                           (99,527)          -
                                              ----------- -----------
Net cash (used in) provided by financing
 activities                                     (299,423)     16,623

Effect of exchange rate changes on cash and
 cash equivalents                                 15,081      14,681

Net increase (decrease) in cash and cash
 equivalents                                     656,027    (204,768)
Cash and cash equivalents at beginning of
 period                                          457,465     495,889
                                              ----------- -----------
Cash and cash equivalents at end of period    $1,113,492    $291,121
                                             =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                            (Unaudited)             (Unaudited)
                          13 Weeks Ended           39 Weeks Ended
                      ----------------------- ------------------------
                      October 30, November 1, October 30,  November 1,
                         2004        2003        2004         2003
                      ----------- ----------- ------------ -----------

Sales:
North American Retail $2,254,749  $2,077,910   $5,937,640  $5,463,943
North American
 Delivery              1,086,820     963,522    3,074,274   2,755,211
European Operations      488,897     393,331    1,359,959   1,134,676
                      ----------- ----------- ------------ -----------
Total sales           $3,830,466  $3,434,763  $10,371,873  $9,353,830
                      =========== =========== ============ ===========

Business Unit Income:
North American Retail   $220,883    $160,732     $423,205    $303,304
North American
 Delivery                 99,270      86,595      260,656     217,999
European Operations       11,592      19,661       46,127      34,133
                      ----------- ----------- ------------ -----------
Total business unit
 income                 $331,745    $266,988     $729,988    $555,436
Interest and other
 expense, net             (2,822)     (3,854)     (10,202)    (15,679)
Impact of change in
 accounting principle          -           -            -     (97,975)
                      ----------- ----------- ------------ -----------
Income before income
 taxes                  $328,923    $263,134     $719,786    $441,782
                      =========== =========== ============ ===========

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Deb Hohler
             508-253-8530/8509
             or
             Investor Contact:
             Laurel Lefebvre/Katy Nash
             508-253-4080/7342